Exhibit 4.5
EXECUTION VERSION
NOTE GUARANTEE
          NOTE GUARANTEE, dated as of May 17, 2010 (this “Guarantee”), made by each of the companies that are signatories hereto (the “Guarantors”), in favor of The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) for the Trustee and the Holders (as defined in the Indenture (as hereafter defined)).
W I T N E S S E T H:
          WHEREAS, MCE Finance Limited (the “Issuer”), is party to an Indenture, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Trustee and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”), pursuant to which the Issuer has issued US$600 million principal amount of 10.25% Senior Notes due 2018;
          WHEREAS, the Issuer and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the proceeds of the Notes; and
          NOW, THEREFORE, in consideration of the premises and to induce the Holders to purchase the Notes, the Guarantors hereby agree with and for the benefit of the Trustee and the Holders as follows:
          1. Defined Terms. As used in this Guarantee, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, and the following terms shall have the following meaning:
     “Guarantee Designated Senior Indebtedness” means any Indebtedness outstanding under the Senior Credit Agreement or the Subconcession Bank Guarantee Facility Agreement each as may be amended from time to time (except for any amendment which increases the maximum principal which can be advanced or, as the case may be, guaranteed under the Senior Credit Agreement or Subconcession Bank Guarantee Facility Agreement).
     “Representative” or “Representatives” means the Agent (as defined in the Senior Credit Agreement), in the case of Obligations under the Senior Credit Agreement and the Subconcession Bank Guarantor, in the case of Obligations under the Subconcession Bank Guarantee Facility Agreement.
     “Senior Credit Agreement” means the Senior Credit Agreement, dated as of September 5, 2007, by and among Melco Crown Gaming (Macau) Limited, as Original Borrower, arranged by Australia and New Zealand Banking Group Limited, Bank of America Securities Asia Limited, Barclays Capital, Deutsche Bank AG, Hong Kong Branch, and UBS AG Hong Kong Branch as Coordinating Lead Arrangers, with Deutsche Bank AG, Hong Kong Branch acting as Agent and DB Trustees (Hong Kong) Limited acting as Security Agent, as amended pursuant to a transfer agreement between, inter alios, the parties thereto dated October 17, 2007, a Supplemental Deed in respect of the Deed of Appointment between, inter alios, the parties thereto, dated November 19, 2007, an amendment agreement between the parties thereto dated December 7, 2007, a second amendment agreement between the parties thereto dated September 1, 2008, a third amendment agreement between the parties thereto dated December 1, 2008, a letter agreement between the parties thereto dated October 8, 2009, and as further amended pursuant to a fourth amendment agreement between the parties thereto dated on or before the date of the Indenture, providing for up to US$1,750,000,000 of revolving credit and term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.
     “Subconcession Bank Guarantee Facility Agreement” means the subconcession bank guarantee request letter, dated September 1, 2006, issued by Melco Crown Gaming (Macau) Limited and the bank guarantee number 269/2006, dated September 6, 2006, extended by Banco Nacional Ultramarino, S.A. in favor of the government of the Macau SAR at the request of Melco Crown Gaming (Macau) Limtied, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection thereunder.
     “Subconcession Bank Guarantor” means Banco Nacional Ultramarino, S.A.
          2. Guarantee. (a) Subject to this Guarantee, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
     (1) the principal of and interest on, and premium, Additional Amounts and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Indenture and the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture. The Guarantors obligations hereunder survive termination of the Indenture and the resignation or removal of the Trustee.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
          (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. If any Guarantor has made a payment pursuant to this Guarantee and all of the obligations guaranteed hereby have been paid in full then such Guarantor shall have a right of subrogation in relation to the Holders to the extent of the pro rata payment so made by such Guarantor. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6.02 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6.02 of the Indenture such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under this Guarantee.
          (e) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights of the Trustee or any Holder hereunder.
          (f) No payment or payments made by any of the Issuer, the other Guarantors, any other guarantor or any other Person or received or collected by the Trustee or any Holder from any Issuer, the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full or the release of such Guarantor in accordance with Section 7 hereof.

          (g) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Trustee, the Collateral Agent or any Holder on account of its liability hereunder, it will notify the Trustee in writing in advance that such payment is made under this Guarantee for such purpose, and shall inform the Trustee of the amount of the payment and the date wire payment will be made.
          3. Form of Guarantee. Each Guarantor hereby agrees that evidence of its Guarantee substantially in the appropriate form for such Guarantor attached as Exhibit B will be endorsed by an Officer of such Guarantor and affixed to each Note authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Guarantee will remain in full force and effect notwithstanding any failure to affix to each Note such evidence of Guarantee. If an Officer whose signature is on this Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the evidence of such Guarantee is affixed, the Guarantee will be valid nevertheless.
          4. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.
          5. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Trustee or any Holder may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee, the Collateral Agent or the Holders pursuant to the provisions of the Indenture and the Notes, this Guarantee, the Pledge of Intercompany Note or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, pursuant to the provisions of the Indenture, and any collateral security, guarantee or right of offset at any time held by the Trustee or the Collateral Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Trustee nor the Collateral Agent shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any particular Guarantor, the Trustee or, subject to Sections 6.06 and 6.07 of the Indenture, any Holder may, but shall be under no obligation to, make a similar demand on any other Guarantor or guarantor, and any failure by the Trustee or, subject to Sections 6.06 and 6.07 of the Indenture, such Holder to make any such demand or to collect any payments from any such other Guarantor or guarantor or any release of any such other Guarantor or guarantor shall not relieve such Guarantor in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Trustee or any Holder against any of the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          6. Guarantors May Consolidate, etc., on Certain Terms. (a) The Parent Guarantor will not, directly or indirectly sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, or consolidate or merge with or into (whether or not the Parent Guarantor is the surviving Person) another Person, unless:
     (1) either: (a) the Parent Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the Cayman Islands, the European Union, Singapore, the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Parent Guarantor under the Notes, the Indenture, the Guarantee, the Registration Rights Agreement and the Subordination Agreement pursuant to agreements reasonably satisfactory to the Trustee; and
     (3) immediately after such transaction, no Default or Event of Default exists;
          (b) Except as otherwise provided in Section 7 hereof, no Subsidiary Guarantor that is a Significant Subsidiary will, and the Issuer will not permit any Subsidiary Guarantor that is a Significant Subsidiary to, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Subsidiary Guarantor in one or more related transactions, to another Person, unless:
     (1) either: (a) such Subsidiary Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the Cayman Islands, Hong Kong, Macau, Singapore, the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the Person to which such sale, assignment, transfer,

conveyance or other disposition has been made assumes all the obligations of such Subsidiary Guarantor under the Notes, the Indenture, the Guarantee, the Registration Rights Agreement, the Subordination Agreement and the Pledge of Intercompany Note pursuant to agreements reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default or Event of Default exists; and
     (4) with respect to the consolidation, or merger of, or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of a Subsidiary Guarantor that is a Significant Subsidiary, the Issuer would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least US$1.00 of additional Indebtedness pursuant to Section 4.09 of the Indenture;
     provided, however that the provisions of this Section 6 shall not apply if such Subsidiary Guarantor is released from its Guarantee pursuant to Section 7 hereof as a result of such consolidation, merger, sale or other disposition.
          (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by agreements, executed and delivered to the Trustee and satisfactory in form to the Trustee, of this Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
          Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture, the Guarantee or in any of the Notes will prevent (1) a merger of the Issuer or a Guarantor, as the case may be, with an Affiliate solely for the purpose of reincorporating or reorganizing the Issuer or a Guarantor, as the case may be, in another jurisdiction, provided such jurisdiction is a jurisdiction listed in Section 6(b)(1) hereof, or (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and the Guarantors or between or among the Guarantors.
          7. Release of Guarantor. (a) In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Issuer or a Restricted Subsidiary of the Issuer, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital

Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture.
          (b) Upon designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture (which shall include written notice to the Trustee), such Subsidiary Guarantor will be released and relieved of any obligations under its Guarantee.
          (c) Upon Legal Defeasance in accordance with Article 8 of the Indenture or satisfaction and discharge of the Indenture in accordance with Article 11 of the Indenture, each Subsidiary Guarantor will be released and relieved of any obligations under its Guarantee.
          (d) Any Subsidiary Guarantor not released from its obligations under its Guarantee as provided in this Section 7 will remain liable for the full amount of principal of and interest and premium and Additional Amounts and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Guarantee.
          Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee will execute such documents as are reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Guarantee.
          8. Subordination. (a) Each Subsidiary Group Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of each Subsidiary Group Guarantor hereunder will be subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full in cash of all Guarantee Designated Senior Indebtedness, and that the subordination is for the benefit of the holders of the Guarantee Designated Senior Indebtedness.
          (b) Upon any distribution to creditors of a Subsidiary Group Guarantor in a liquidation or dissolution of such Subsidiary Group Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Group Guarantor or its property, in an assignment for the benefit of creditors of such Subsidiary Group Guarantor, or any marshaling of such Subsidiary Group Guarantor’s assets and liabilities (or equivalent proceeding under relevant local law, if any):
     (1) holders of Guarantee Designated Senior Indebtedness will be entitled to receive payment in full of all Obligations due in respect of such Guarantee Designated Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Guarantee Designated Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to a Guarantee provided by a Subsidiary Group Guarantor (except that Holders of Notes may receive and retain payments made from any defeasance trust created pursuant to Section 8.01 of the Indenture to the extent such trusts have been funded otherwise than by the Subsidiary Group Guarantors); and
     (2) until all Obligations with respect to Guarantee Designated Senior Indebtedness (as provided in clause (1) above) are paid in full, any distribution to which Holders would be entitled but for this Section 8 will be made to holders of Guarantee Designated Senior Indebtedness (except that Holders of Notes may receive and retain payments made from any defeasance trust created pursuant to Section 8.01 of the Indenture to the extent such trusts have been funded otherwise than by the Subsidiary Group Guarantors), as their interests may appear.
          (c) In the event that the Trustee or any Holder receives any payment of any Obligations with respect to this Guarantee of a Subsidiary Group Guarantor (other than payments made from any defeasance trust created pursuant to Section 8.01 of the Indenture to the extent such trusts have been funded otherwise than by the Subsidiary Group Guarantors) at a time when the payment is prohibited by this Section 8 and a Responsible Officer of the Trustee or such Holder, as applicable, has received written notice that such payment is prohibited by this Section 8, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to the Security Agent (as defined under the relevant Guarantee Designated Senior Indebtedness document) for application to the payment of all Obligations with respect to the Guarantee Designated Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with its terms.
          With respect to the holders of Guarantee Designated Senior Indebtedness, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Section 8, and no implied covenants or obligations with respect to the holders of Guarantee Designated Senior Indebtedness will be read into the Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Guarantee Designated Senior Indebtedness, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or any Subsidiary Group Guarantor or any other Person money or assets to which any holders of Guarantee Designated Senior Indebtedness are then entitled by virtue of this Section 8, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.
          (d) Each Subsidiary Group Guarantor will promptly notify the Trustee and the Paying Agent of any facts known to such Subsidiary Group Guarantor that would cause a payment of any Obligations with respect to its Guarantee to violate this Guarantee, but failure to give such notice will not affect the subordination of this Guarantee to the Guarantee Designated Senior Indebtedness as provided in this Guarantee.
          (e) After all Guarantee Designated Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Guarantee of each Subsidiary Group Guarantor) to the rights of holders of Guarantee Designated Senior Indebtedness to receive distributions applicable to Guarantee Designated Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Guarantee Designated Senior Indebtedness. A distribution made under this Guarantee to holders of Guarantee Designated

Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Subsidiary Group Guarantors and Holders, a payment by the Subsidiary Group Guarantors under this Guarantee.
          (f) This Guarantee defines the relative rights of Holders of Notes and holders of Guarantee Designated Senior Indebtedness. Nothing in the Indenture will:
     (1) impair, as between the Subsidiary Group Guarantors and Holders of Notes, the obligation of the Subsidiary Group Guarantors, which is absolute and unconditional, to pay principal of, premium and interest and Additional Amounts and Liquidated Damages, if any, on, the Guarantees in accordance with the terms herein;
     (2) affect the relative rights of Holders of Notes and creditors of the Subsidiary Group Guarantors other than their rights in relation to holders of Guarantee Designated Senior Indebtedness; or
     (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantee Designated Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.
          If a Subsidiary Group Guarantor fails because of this Section 8 to pay principal of, premium or interest or Additional Amounts and Liquidated Damages, if any, on, a Guarantee on the due date, the failure is still a Default or Event of Default.
          (g) No right of any holder of Guarantee Designated Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Guarantee of a Subsidiary Group Guarantor may be impaired by any act or failure to act by such Subsidiary Group Guarantor or any Holder or by the failure of a Subsidiary Group Guarantor or any Holder to comply with the Indenture.
          (h) Whenever a distribution is to be made or a notice given to holders of Guarantee Designated Senior Indebtedness, the distribution may be made and the notice given to the Representatives.
          Upon any payment or distribution of assets of a Subsidiary Group Guarantor referred to in this Section 8, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the Representatives, or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantee Designated Senior Indebtedness and other Indebtedness of such Subsidiary Group Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.
          (i) Notwithstanding the provisions of this Section 8 or any other provision of the Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the

Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee has received at its Corporate Trust Office at least ten Business Days prior to the date of such payment written notice referencing this Guarantee and stating facts that would cause the payment of any Obligations with respect to a Guarantee issued by a Subsidiary Group Guarantor to violate this Section 8. Only a Subsidiary Group Guarantor or a Representative identifying itself as such may give the notice. Nothing in this Section 8 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.
          The Trustee in its individual or any other capacity may hold Guarantee Designated Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
          (j) Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Guarantee, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 of the Indenture at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes, and the Trustee shall be held harmless with respect thereto.
          9. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, the Collateral Agent or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or of any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          10. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid in Dollars to the Trustee on behalf of the Holders without set-off or counterclaim at the office of the Trustee set forth in Section 12.02 of the Indenture, or at such other office as the Trustee may notify to the Guarantor in accordance with Section 18 hereof.
          11. Covenants. Each Guarantor hereby covenants and agrees with the Trustee and the Holders that, from and after the date of this Guarantee until the Obligations are paid in full or the release of such Guarantor in accordance with Section 7 hereof, it shall:
          (a) (to the extent that such Guarantor is so required under the TIA) deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Guarantor and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Guarantee, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Guarantee and is not in default in the performance or observance of any of the terms, provisions and conditions of this Guarantee (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Guarantor is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Guarantor is taking or proposes to take with respect thereto;
          (b) (to the extent that it may lawfully do so) not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Guarantee; and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted;
          (c) Subject to Section 6 hereof, do or cause to be done all things necessary to preserve and keep in full force and effect:
     (1) its corporate existence, and the corporate, partnership or other existence of each of its subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Guarantor or any such subsidiary; and
     (2) the rights (charter and statutory), licenses and franchises of the Guarantor and its subsidiaries; provided, however, that the Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor and its subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
          (d) pay, and will cause each of its subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
          12. Indemnification. (a) The Guarantors, jointly and severally, will indemnify the Trustee (which shall be deemed to include its officers, directors, employees and agents) against any and all losses, liabilities or expenses (including the reasonable fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Guarantee, including the costs and expenses of enforcing this Guarantee against the Guarantors and defending itself against any claim (whether asserted by the Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable solely to its negligence or bad faith by a court of competent jurisdiction in a final non-appealable order. The Trustee will notify the relevant Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Guarantors will not relieve the Guarantors of their obligations hereunder. The relevant Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Guarantor will pay the reasonable fees and expenses of such counsel. The Guarantor need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.
          (b) The obligations of the Guarantors under this Section 12 will survive the satisfaction and discharge of this Guarantee, and the resignation or removal of the Trustee.
          (c) Subject to Section 8 hereof, to secure the Guarantor’s payment obligations in this Section 12, the Trustee will have a Lien prior to the Guarantees on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
          13. Notice of Acceleration. If payment of the Notes is accelerated because of an Event of Default, the Issuer will promptly notify the Representatives.
          14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          15. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          16. No Waiver; Cumulative Remedies. Neither the Trustee nor any Holder shall by any act (except by a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default under any of the Indenture, the Notes, the Intercompany Note, the Pledge of Intercompany Note or the Subordination Agreement or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
          17. Integration; Waivers and Amendments; Successors and Assigns. This Guarantee represents the entire agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Trustee or any Holder relative to the subject matter hereof not reflected herein or in the Indenture, the Notes, the Intercompany Note,

the Pledge of Intercompany Note or the Subordination Agreement. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except as set forth in Article 9 of the Indenture, provided however, that until payment in full of all Guarantee Designated Senior Indebtedness the provisions of Section 8 hereof may not be amended or modified in a manner adverse to the holders of Guarantee Designated Senior Indebtedness without the written consent of the Representatives. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Trustee, the Collateral Agent and the Holders and their respective successors and assigns.
          18. Notices. All notices, requests and demands to or upon each Guarantor or the Trustee or any Holder to be effective shall be in writing in the English language, addressed to a party at the address provided for such party in the Indenture or Schedule I hereto, as the case may be, or to such other address as may be hereafter notified to the parties hereto, or by telecopy (in each case, subject to the last paragraph of Section 12.02 of the Indenture) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage pre-paid, or, in the case of telecopy notice, confirmation of receipt received.
          19. Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts (including facsimile and electronic transmission counterparts) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          20. Authority of Trustee. Each Guarantor acknowledges that the rights and responsibilities of the Trustee under this Guarantee are as set forth in the Indenture, including, without limitation, Articles 6 and 7 thereof.
          21. Additional Guarantors. Each Person that is required to become a party to this Guarantee pursuant to Section 4.16 of the Indenture shall become a Guarantor for all purposes of this Guarantee and shall execute and deliver a joinder to this Guarantee in the form of Exhibit A hereto.
          22. Indenture Controls. All parties agree that, in the event of a conflict between or among the terms of this Guarantee and the Indenture, the Indenture shall control.
          23. English Language. This Agreement shall be in the English language, except as required by applicable Law (in which event certified English translations thereof shall be provided by the Issuer to the Trustee and the Collateral Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party thereto pursuant to the terms of this Agreement, the Indenture, the Notes, the Intercompany Note, the Pledge of the Intercompany Note or the Subordination Agreement shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the parties thereto shall have the right to rely for all purposes of this Guarantee, the Indenture, the Notes, the Intercompany Note, the Pledge of Intercompany Note or the Subordination Agreement.

          24. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          25. Governing Law. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE.
          26. Consent to Jurisdiction. Each Guarantor irrevocably (1) submits to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to this Guarantee or any transaction contemplated thereby and (2) designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York, 10011, as its authorized agent for receipt of service of process in any such suit, action or proceeding. In the event that such agent for service of process appointed pursuant to this Section 24 is unable to act as agent for service of process or no longer maintains an office in the State of New York, each such Guarantor shall forthwith appoint a successor agent located in the State of New York that will promptly provide to the Trustee a letter affirming such appointment.
[Signature pages follow.]

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

The Issuer

MCE FINANCE LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

The Parent Guarantor

MELCO CROWN ENTERTAINMENT LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Executive Vice President and Chief Financial Officer

The Subsidiary Guarantors

MELCO CROWN (GAMING) MACAU LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MPEL NOMINEE ONE LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MPEL INTERNATIONAL LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MPEL INVESTMENTS LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

ALTIRA HOTEL LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

ALTIRA DEVELOPMENTS LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MELCO CROWN (COD) HOTELS LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MELCO CROWN (COD) DEVELOPMENTS LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MELCO CROWN (CAFE) LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

GOLDEN FUTURE (MANAGEMENT SERVICES) LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MELCO CROWN HOSPITALITY AND SERVICES LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MELCO CROWN (COD) RETAIL SERVICES LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MELCO CROWN (COD) VENTURES LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

COD THEATRE LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MELCO CROWN COD (HR) HOTEL LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MELCO CROWN COD (CT) HOTEL LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MELCO CROWN COD (GH) HOTEL LIMITED

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

MPEL (DELAWARE) LLC

By	/s/ Simon Dewhurst

Name: DEWHURST Simon Edward Thomas

Title: Authorized Signatory

Accepted and agreed to:

THE BANK OF NEW YORK MELLON as Trustee

By:	/s/ Irene Ding Name: Irene Ding
Title: Vice President

     SCHEDULE I to
Guarantee
ADDRESS OF GUARANTORS
To the following address on behalf of any of the Guarantors:
Melco Crown Entertainment Limited
36th Floor
The Centrium
60 Wyndham Street
Central, Hong Kong
Telephone : +852 2598 3600
Attention: Company Secretary
Facsimile: +852 2537 3618
With a copy to:
Debevoise & Plimpton LLP
13/F Entertainment Building
30 Queen’s Road Central
Hong Kong
Attention: Thomas M. Britt III

EXHIBIT A
FORM OF JOINDER TO NOTE GUARANTEE
     This JOINDER (this “Agreement”), dated as of                      ___, 20___, is made by MCE Finance Limited (the “Issuer”),                     , the trustee under the Indenture (as defined below) and                                           (the “New Guarantor”).
PRELIMINARY STATEMENT
     A. The Issuer is party to an Indenture, dated as of May 17, 2010 (the “Indenture”), by and among the Issuer and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), pursuant to which the Issuer has issued US$600,000,000 principal amount of 10.25% Senior Notes due 2018 (the “Notes”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Indenture.
     B. Section 4.19 of the Indenture provides that under certain circumstances, the New Guarantor shall execute and deliver to the Trustee a joinder to the Note Guarantee pursuant to which it shall unconditionally guaranty all of the Issuer’s obligations under the Notes and the Indenture and agree to perform the obligations of a Guarantor under the Note Guarantee.
     C. The Issuer and the New Guarantor have agreed to this and execute this Agreement for the purpose of evidencing such agreement.
     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Issuer and the New Guarantor hereby agree for the benefit of the Trustee, the Collateral Agent and the Holders as follows:
     1. Joinder to the Note Guarantee. The New Guarantor hereby agrees that, upon its execution hereof, it will become a Guarantor under the Note Guarantee and will be bound by the terms, conditions and other provisions applicable to a Guarantor under the Guarantee, and the Indenture. Without limitation of the foregoing, and in furtherance thereof, the New Guarantor unconditionally guarantees the due and punctual payment and performance when due of all Obligations (on the same basis as the other Guarantors under the Note Guarantee).
     2. Reliance. All parties hereto acknowledge that the Trustee and the Holders are relying on this Agreement, the accuracy of the statements herein contained and the performance of the conditions placed upon the New Guarantor hereunder. Each of the Issuer and the New Guarantor shall execute such further documents and undertake any such measure as may be necessary to effect and carry out the terms of this Agreement and the implementation thereof.
     3. Indenture Controls. All parties agree that, in the event of a conflict between or among the terms of this Agreement and the Note Guarantee, on the one hand, and the Indenture on the other hand, the Indenture shall control.
     4. Notice. Any notice delivered hereunder shall be delivered as described for the delivery of notices in the Note Guarantee and, if delivered to the New Guarantor, to:

Telecopy:
With a copy to:

Telecopy:
     5. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     6. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     7. English Language. This Agreement shall be in the English language, except as required by applicable Law (in which event certified English translations thereof shall be provided by the Issuer to the Trustee and the Collateral Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party thereto pursuant to the terms of this Agreement or any other Indenture Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the parties thereto shall have the right to rely for all purposes of this Agreement and the other Notes, this Guarantee, the Pledge of Intercompany Note.
     8. Waiver of Jury Trial. EACH OF THE ISSUER, THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     9. Governing Law. THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.
     10. Consent to Jurisdiction. The New Guarantor irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court located in the Borough of Manhattan, The City of New York in connection with any suit, action or proceeding arising out of, or relating to this Agreement or any transaction contemplated thereby. The New Guarantor irrevocably designates and appoints [•], as its authorized agent for receipt of service of process in any such suit, action or proceeding. In the event that such agent for service of process appointed pursuant to this Section 10 is unable to act as agent for service of process or no longer maintains an office in the State of New York, the New Guarantor shall forthwith appoint a successor agent located in the State of New York that will promptly provide to the Trustee a letter affirming such appointment.
[Signature pages follow]

EXECUTED to be effective as of the date first written above.

ISSUER:

MCE FINANCE LIMITED

By:

Name:
Title:

NEW GUARANTOR:

By:
Name:
Title:
ACCEPTED AND AGREED TO:
THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

EXHIBIT B
[FORM OF EVIDENCE OF SENIOR GUARANTEE]
     For value received, each Guarantor (which term includes any successor Person under the Indenture dated as of May 17, 2010 (the “Indenture”) among MCE Finance Limited (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”) or the Guarantee (as defined below)) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Note Guarantee dated as of May 17, 2010 (the “Guarantee”) made by each of the companies signatories thereto in favor of the Trustee, (a) the due and punctual payment of the principal of, premium and Additional Amounts and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee are expressly set forth in the Guarantee and reference is hereby made to the Guarantee for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Non-Subsidiary Group Guarantor(s)]
By:
Name:
Title:

[FORM OF EVIDENCE OF SENIOR SUBORDINATED GUARANTEE]
     For value received, each Guarantor (which term includes any successor Person under the Indenture dated as of May 17, 2010 (the “Indenture”) among MCE Finance Limited (the “Company”) and The Bank of New York Mellon, as trustee (the “Trustee”) or the Guarantee (as defined below)) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Note Guarantee dated as of May 17, 2010 (the “Guarantee”) made by each of the companies signatories thereto in favor of the Trustee, (a) the due and punctual payment of the principal of, premium and Additional Amounts and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee are expressly set forth in the Guarantee and reference is hereby made to the Guarantee for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Guarantee and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by the Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Subsidiary Group Guarantor(s)]
By:
Name:
Title: